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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Orthodontic Centers of America, Inc., for the registration of 4,186,538 shares of its common stock and to the incorporation by reference therein of our report dated April 12, 2001, with respect to the consolidated financial statements and schedule of Orthodontic Centers of America, Inc. included in its Annual Report (Form 10-K), as amended by Form 10-K/A, for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                           /s/  ERNST & YOUNG LLP


New Orleans, Louisiana
October 25, 2001